UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in the definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed by each of Great Plains Energy Incorporated (“Great Plains Energy”) and Westar Energy, Inc. (“Westar Energy”) on October 10, 2017, as supplemented by Great Plains Energy’s Form 10-Q for the quarter ended September 30, 2017, following the announcement of the Agreement and Plan of Merger, dated as of May 29, 2016, by and among Great Plains Energy, Westar Energy and GP Star, Inc. (the “Original Merger Agreement”) in May 2016, two putative class action complaints (which were consolidated and superseded by a consolidated complaint) were filed in the District Court of Shawnee County, Kansas. On October 20, 2017, the lead plaintiff in that consolidated putative class action filed an amended class action petition. The amended petition names as defendants Westar Energy, the Westar Energy board of directors, Great Plains Energy, Monarch Energy Holding, Inc. (“Monarch Energy”) and King Energy, Inc. (“Merger Sub”). The amended petition challenges the proposed merger and alleges breaches of fiduciary duties against the Westar Energy board of directors in connection with the proposed merger, including the duty of candor, and that Westar Energy, Great Plains Energy, Monarch Energy and Merger Sub aided and abetted such breaches of fiduciary duties.

On September 21, 2017, a putative class action lawsuit was filed in the United States District Court for the District of Kansas. The federal class action complaint names as defendants Westar Energy, the Westar Energy board of directors, Great Plains Energy, Monarch Energy and Merger Sub. The complaint challenges the proposed merger and alleges violations of section 14(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all of the defendants and violations of section 20(a) of the Exchange Act against the Westar Energy board of directors.

On October 6, 2017, a putative class action lawsuit was filed in the United States District Court for the District of Kansas. The federal class action complaint names as defendants Westar Energy, the Westar Energy board of directors, Great Plains Energy, Monarch Energy and Merger Sub. The complaint challenges the proposed merger and alleges violations of section 14(a) of the Exchange Act against Westar Energy and the Westar Energy board of directors and violations of section 20(a) of the Exchange Act against the Westar Energy board of directors, Great Plains Energy, Monarch Energy and Merger Sub.

On October 13, 2017, a putative class action lawsuit was filed in the United States District Court for the Western District of Missouri, Western Division. The federal class action complaint names as defendants Great Plains Energy and the Great Plains Energy board of directors. The complaint challenges the proposed merger and alleges violations of section 14(a) of the Exchange Act against all of the defendants and violations of section 20(a) of the Exchange Act against the Great Plains Energy board of directors.

On October 18, 2017, a putative derivative complaint was filed in Shawnee County, Kansas. This putative derivative action names as defendants the Westar Energy board of directors, Great Plains Energy, Monarch Energy and Merger Sub, with Westar Energy named as a nominal defendant. The complaint challenges the proposed merger and alleges that the Westar Energy board of directors determined to forego a $380 million break-up fee allegedly payable to Westar Energy associated with the Original Merger Agreement, breached their fiduciary duties to the Westar Energy shareholders in connection with the proposed merger, and that Great Plains Energy, Monarch Energy and Merger Sub aided and abetted such breaches of fiduciary duties.

Great Plains Energy does not believe these suits will impact the completion of the anticipated merger with Westar and they are not expected to have a material impact on Great Plains Energy’s consolidated financial statements. While Great Plains Energy believes that dismissal of these lawsuits is warranted, the outcome of any litigation is inherently uncertain.

On November 16, 2017, the plaintiffs in these suits agreed in principle to dismiss the suits and, in exchange, Great Plains Energy, Westar Energy and Monarch Energy agreed, solely in order to avoid the risk that litigation might delay or otherwise adversely affect the consummation of the proposed merger and to minimize the expense of defending such actions, to make supplemental disclosures to the Joint Proxy Statement/Prospectus, all of which are set forth below. This agreement does not release or otherwise prejudice any potential claims of any member of the putative class and does not constitute any admission by any of the defendants as to the merits of any claims.

SUPPLEMENT TO THE JOINT PROXY STATEMENT/PROSPECTUS

Great Plains Energy, Westar Energy and Monarch Energy agreed to make these supplemental disclosures to the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Joint Proxy Statement/Prospectus.

1.	The section of the Joint Proxy Statement/Prospectus entitled “The Proposed Mergers—Background of the Mergers” that begins on page 58 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the second full paragraph on page 68 with the following paragraph:

Mr. Ruelle called Mr. Bassham on June 6, 2017 and advised him that the Westar Energy Board would meet via teleconference in the afternoon to discuss the possibility of pursuing a merger of equals. At this meeting of the Westar Energy Board, Mr. Ruelle provided a report on the discussions with Mr. Bassham over the past several days, including Mr. Ruelle’s and Mr. Bassham’s conclusion that it would not be possible to structure a transaction that would provide Westar Energy shareholders with a premium price and still address the issues that had been set out in the KCC order, and that Great Plains Energy had expressed an interest in exploring a merger of equals. The Westar Energy Board discussed the possibility of a merger of equals at length, including what information it would need to determine if such a merger was the appropriate direction for Westar Energy to take relative to its other options, some of the challenges the directors believed to be inherent in a merger of equals transaction, including the question of the composition of the board of directors and executive leadership of the combined company, the difficulty of melding together two cultures and the investor relations challenges that might arise as a result of the change from the premium mostly-cash sale. The Westar Energy Board asked questions about the nature and amount of regulatory commitments for the benefit of customers that would be necessary for the transaction to be acceptable to the KCC and the MPSC. Westar Energy senior management commented on various potential regulatory commitments, including among others those related to immediate customer benefits in the form of rate rebates, verification of costs savings expected to result from the transaction, and support for local communities and Kansas. Given the expected relative ownership percentages of the shareholders of the two companies, the Westar Energy Board emphasized its concern about executive leadership of the combined company and its strong desire for Mr. Ruelle to serve as the chief executive officer and for there to be a balanced division of key leadership roles between members of the senior management of both companies. The Westar Energy Board also discussed the $380 million reverse break-up fee payable by Great Plains Energy to Westar Energy under the terms of the original merger agreement. The Westar Energy Board believed that finalizing a merger of equals could likely be jeopardized if Westar Energy insisted on payment of the fee prior to signing a new deal, and that requiring any such payment was inconsistent with the concept of a merger of equals. The Westar Energy Board concluded, however, that the amount of the fee should be addressed in the exchange ratio. After full discussion, the Westar Energy Board concluded that it needed more information about various issues relating to a merger of equals before it should decide how to proceed. The Westar Energy Board directed senior management, Guggenheim Securities and Baker Botts to prepare information on these issues and discussed scheduling a meeting in about a week to review and discuss this information.

2.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC—Selected Companies Analysis” that appears on page 87 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following explanatory paragraphs, chart and footnote to the end of the section:

Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies, Great Plains Energy and Westar Energy.

For purposes of this analysis, (i) for each of the selected companies, Goldman Sachs reviewed closing stock prices on July 7, 2017, public filings made by such companies for certain historic financial information and information relevant to the number of fully diluted shares of common stock outstanding and research analyst estimates for forecasts for such companies and (ii) for Great Plains Energy and Westar Energy, Goldman Sachs reviewed the closing price per share of common stock of Great Plains Energy and Westar Energy on July 7, 2017, certain historic financial information for Great Plains Energy and Westar Energy, the Forecasts for Great Plains Energy and Westar Energy, research analyst estimates for Great Plains Energy and Westar Energy, the number of fully diluted shares of common stock of Great Plains Energy outstanding, as provided by management of Great

Plains Energy, and the number of fully diluted shares of common stock of Westar Energy outstanding, as provided by management of Westar Energy, in each case approved for Goldman Sach’s use by Great Plains Energy. Based on such information, Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies, Great Plains Energy and Westar Energy, including:

•	enterprise value, as a multiple of estimated earnings before interest, taxes, depreciation and amortization (“EV/EBITDA”) for fiscal years 2017 through 2019 calendarized to end December 31st; and

•	closing stock price as of July 7, 2017, as a multiple of estimated earnings per share (“P/E Ratio”) for fiscal years 2017 through 2019 calendarized to end December 31st.

	EV/EBITDA			P/E Ratio
	2017	2018	2019	2017		2018	2019
Great Plains Energy – Research Analyst	9.5	9.1	8.9	16.5		16.0	15.0
Great Plains Energy – Forecasts	9.0	8.9	8.3	19.2	(1)	19.2	15.4
Westar Energy – Research Analyst	10.8	10.5	10.0	21.4		20.5	19.4
Westar Energy – Forecasts	10.9	10.7	9.8	21.5	(1)	22.1	20.0
High	13.1	12.6	12.0	22.1		20.7	19.5
Mean	10.6	10.0	9.5	20.1		18.9	17.9
Median	10.2	9.4	8.9	19.9		18.6	17.7
Low	8.9	8.3	7.9	17.5		16.7	16.0

(1)	Earnings per share provided in the Forecasts for Great Plains Energy and Westar Energy, which reflected the effect of a termination fee payable by Great Plains Energy to Westar Energy pursuant to the original merger agreement.

3.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC—Illustrative Discounted Cash Flow Analysis—Westar Energy Standalone” that appears on pages 88 and 89 of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

Goldman Sachs performed an illustrative discounted cash flow analysis on Westar Energy on a standalone basis using Westar Energy’s net debt as of March 31, 2017 ($4.045 billion) and the number of fully diluted outstanding shares of Westar Energy common stock as of July 6, 2017, each as provided by Westar Energy’s management and as approved for Goldman Sachs’ use by Great Plains Energy, and the Forecasts for Westar Energy to determine an illustrative range of implied present values per share of Westar Energy common stock. Goldman Sachs first calculated estimated unlevered, after-tax free cash flows of Westar Energy for the calendar years 2017 through 2022 using information contained in the Forecasts for Westar Energy, which did not include the Efficiencies and took into account a termination fee payable by Great Plains Energy to Westar Energy pursuant to the original merger agreement. Goldman Sachs also calculated illustrative terminal value indications for the year 2022 using multiples ranging from 9.00x to 10.50x EBITDA, which were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current and historical EBITDA multiples for Westar Energy and selected companies which exhibited similar business characteristics to Westar Energy. The cash flows and terminal values were discounted to illustrative present values as of March 31, 2017 using discount rates ranging from 3.50 percent to 4.50 percent, reflecting estimates of Westar Energy’s weighted average cost of capital, derived by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Westar Energy’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Westar Energy, as well as certain financial metrics for the U.S. financial markets generally. Goldman Sachs then derived ranges of illustrative enterprise values for Westar Energy by adding the ranges of present values of cash flows and terminal values it derived above. Goldman Sachs then subtracted from such range of illustrative enterprise values the amount of Westar Energy’s net debt as of March 31, 2017 to derive a range of illustrative equity values for Westar Energy. Goldman Sachs then divided the illustrative equity values by the number of fully diluted outstanding shares of Westar Energy common stock as of July 6, 2017. This analysis resulted in a range of illustrative present values of $46.18 to $61.57 per share of Westar Energy common stock.

4.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC—Illustrative Discounted Cash Flow Analysis—Great Plains Energy Standalone” that appears on page 89 of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

Goldman Sachs performed an illustrative discounted cash flow analysis on Great Plains Energy on a standalone basis using Great Plains Energy’s net debt as of March 31, 2017 ($2.938 billion), which reflects the redemption of debt and mandatory convertible preferred stock by Great Plains Energy and estimated costs associated with such redemption, and the number of fully diluted outstanding shares of Great Plains Energy common stock as of July 6, 2017, each as provided by Great Plains Energy’s management and as approved for Goldman Sachs’ use by Great Plains Energy, and the Forecasts for Great Plains Energy to determine an illustrative range of implied present values per share of Great Plains Energy common stock. Goldman Sachs calculated estimated unlevered, after-tax free cash flows of Great Plains Energy for the calendar years 2017 through 2022 using information contained in the Forecasts for Great Plains Energy, which did not include the Efficiencies and took into account a termination fee payable by Great Plains Energy to Westar Energy pursuant to the original merger agreement. Goldman Sachs also calculated illustrative terminal value indications for the year 2022 using multiples ranging from 8.25x to 9.75x EBITDA, which were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current and historical EBITDA multiples for Great Plains Energy and selected companies which exhibited similar business characteristics to Great Plains Energy. The cash flows and terminal values were discounted to illustrative present values as of March 31, 2017 using discount rates ranging from 3.75 percent to 4.75 percent, reflecting estimates of Great Plains Energy’s weighted average cost of capital, derived by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Great Plains Energy’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Great Plains Energy, as well as certain financial metrics for the U.S. financial markets generally. Goldman Sachs then derived ranges of illustrative enterprise values for Great Plains Energy by adding the ranges of present values of cash flows and terminal values it derived above. Goldman Sachs then subtracted from such range of illustrative enterprise values the amount of Great Plains Energy’s net debt as of March 31, 2017, to derive a range of illustrative equity values for Great Plains Energy. Goldman Sachs then divided the illustrative equity values by the number of fully diluted outstanding shares of Great Plains Energy common stock as of July 6, 2017. This analysis resulted in a range of illustrative present values of $29.52 to $37.78 per share of Great Plains Energy common stock.

5.	The second full paragraph of the section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC—Illustrative Discounted Cash Flow Analysis—Monarch Energy” that appears on pages 89 and 90 of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

Goldman Sachs calculated estimated unlevered, after-tax free cash flows of Monarch Energy for the calendar years 2017 through 2022 using information contained in the Forecasts for Monarch Energy following consummation of the mergers contemplated in the merger agreement, which included the Efficiencies. Goldman Sachs also calculated illustrative terminal value indications for the year 2022 using multiples ranging from 8.75x to 10.75x EBITDA, which were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current and historical EBITDA multiples for Great Plains Energy, Westar Energy and selected companies which exhibited similar business characteristics to Monarch Energy. The cash flows and terminal values were discounted to illustrative present values as of March 31, 2017 using discount rates ranging from 3.50 percent to 4.50 percent, reflecting estimates of Monarch Energy’s weighted average cost of capital derived by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Monarch Energy’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Monarch Energy, as well as certain financial metrics for the U.S. financial markets generally. Goldman Sachs then derived ranges of illustrative enterprise values for Monarch Energy by adding the ranges of present values of cash flows and terminal values it derived above. Goldman Sachs then subtracted from such range of illustrative enterprise values the amount of Westar Energy’s and Great Plains Energy’s aggregate net debt as of March 31, 2017, adjusted for the redemption of debt and mandatory convertible preferred stock by Great Plains Energy and estimated costs associated with such redemption, to derive a range of illustrative equity values for Monarch Energy. Goldman Sachs then divided the illustrative equity values by the estimated aggregate number of fully diluted outstanding shares of Monarch Energy common stock, calculated as the sum of the application of the Great Plains Energy exchange ratio to the number of fully diluted outstanding shares of Great Plains Energy common stock, plus the number of fully diluted outstanding shares of Westar Energy common stock, each as of July 6, 2017 and provided by Great Plains Energy’s management and Westar Energy’s management, respectively, as approved for Goldman Sachs’ use by Great Plains Energy. This analysis resulted in a range of illustrative present values of $51.32 to $70.10 per share of Monarch Energy common stock.

6.	The second full paragraph of the section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC—Illustrative Present Value of Future Share Price Analysis” that appears on pages 90 and 91 of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

Goldman Sachs first calculated illustrative ranges of the implied future values per share of Great Plains Energy common stock and per share of Monarch Energy common stock as of the calendar years ended 2019, 2020, and 2021, by applying a one-year forward earnings per share multiple range of 17.1x to 19.1x for Great Plains Energy on a standalone basis and 18.1x to 20.1x for Monarch Energy to the estimated earnings per share of Great Plains Energy common stock and per share of Monarch Energy common stock, respectively, for each of the calendar years 2020, 2021, and 2022 contained in the applicable Forecasts and then discounting such implied future values per share back to implied present values as of March 31, 2017, using illustrative discount rates of 5.23% and 5.00% reflecting an estimate of Great Plains Energy’s cost of equity on a standalone basis and Monarch Energy’s cost of equity, respectively, which were derived by application of the Capital Asset Pricing Model (an analyses that requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally). For each of the calendar years 2019, 2020 and 2021, Goldman Sachs used the same illustrative discount rates to discount the estimated dividends per share of Great Plains Energy common stock and per share of Monarch Energy common stock contained in the applicable Forecast for the period from March 31, 2017 through and including the end of the applicable fiscal year to determine the implied present values of such estimated dividends as of March 31, 2017. Goldman Sachs then added together the implied present value of dividends and the implied present value of the future share price in each of the calendar years 2019, 2020 and 2021 for each company. Goldman Sachs then applied the Great Plains Energy exchange ratio to the sum of the implied present value of dividends of Monarch Energy and the implied present value of the future price per share of Monarch Energy common stock in each of the calendar years 2019, 2020 and 2021 to derive illustrative ranges of implied present values per share of Monarch Energy common stock after application of the Great Plains Energy exchange ratio for each such year as an indication of the implied present values attributable to each share of Great Plains Energy common stock based the Great Plains Energy exchange ratio.

7.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Lazard Frères & Co. LLC—Selected Comparable Companies Analysis” that appears on pages 96 through 98 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following table below the first full paragraph on page 97 and below the first full paragraph on page 98:

	2018E P/E Multiple	2019E P/E Multiple	2018E EBITDA Multiple	2019E EBITDA Multiple
Alliant Energy Corporation	18.6x	17.6x	11.3x	10.3x
Ameren Corporation	18.0x	17.0x	8.6x	8.2x
IDACORP, Inc.	20.4x	19.5x	13.8x	NA
Pinnacle West Capital Corporation	18.9x	17.9x	9.3x	8.8x
Portland General Electric Company	18.3x	17.5x	8.4x	8.1x
Xcel Energy Inc.	18.5x	17.6x	9.6x	9.2x

8.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Lazard Frères & Co. LLC—Discounted Cash Flow Analysis” that appears on pages 98 and 99 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following two explanatory paragraphs beneath the paragraph entitled “Great Plains Energy” on page 99:

For its discounted cash flow calculations, Lazard applied discount rates that were based on the estimated range of Great Plains Energy’s weighted average cost of capital. In calculating the estimated range of weighted average cost of capital for Great Plains Energy, Lazard used a weighted average of the estimated cost of equity capital and the long-term cost of debt based on a target debt to total market capitalization ratio. To calculate the estimated cost of equity capital, Lazard utilized the Capital Asset Pricing Model, which uses Lazard’s estimates of a market “beta” metric range (taking into account current and historical beta data for Great Plains Energy, published by Barra and Bloomberg), a risk-free rate of return (based on then-current prevailing yield on the 20-year U.S. Treasury debt) and a market risk premium (based on Duff & Phelps’ 2016 Valuation Handbook).

The terminal value of Great Plains Energy was calculated by applying terminal EBITDA multiples ranging from 8.75x to 9.75x to estimated Great Plains Energy terminal year EBITDA (the “EBITDA multiple exit methodology”) and by applying terminal P/E multiples ranging from 17.50x to 19.50x to estimated Great Plains Energy terminal year earnings (the “P/E multiple exit methodology”). The resulting range of implied terminal values for Great Plains Energy was approximately $9.7 billion to $10.6 billion, which was calculated based on the average of the low values and the high values resulting from the EBITDA multiple exit methodology and the P/E multiple exit methodology.

9.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Lazard Frères & Co. LLC—Discounted Cash Flow Analysis” that appears on pages 98 and 99 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following two explanatory paragraphs beneath the paragraph entitled “Westar Energy” at the bottom of page 99:

For its discounted cash flow calculations, Lazard applied discount rates that were based on the estimated range of Westar Energy’s weighted average cost of capital. In calculating the estimated range of weighted average cost of capital for Westar Energy, Lazard used a weighted average of the estimated cost of equity capital and the long-term cost of debt based on a target debt to total market capitalization ratio. To calculate the estimated cost of equity capital, Lazard utilized the Capital Asset Pricing Model, which uses Lazard’s estimates of a market “beta” metric range (taking into account current and historical beta data for Westar Energy, published by Barra and Bloomberg), a risk-free rate of return (based on then-current prevailing yield on the 20-year U.S. Treasury debt) and a market risk premium (based on Duff & Phelps’ 2016 Valuation Handbook).

The terminal value of Westar Energy was calculated by applying terminal EBITDA multiples ranging from 9.00x to 10.00x to estimated Westar Energy terminal year EBITDA and by applying terminal P/E multiples ranging from 18.00x to 20.00x to estimated Westar Energy terminal year earnings. The resulting range of implied terminal values for Westar Energy was approximately $12.3 billion to $13.4 billion, which was calculated based on the average of the low values and the high values resulting from the EBITDA multiple exit methodology and the P/E multiple exit methodology.

10.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Lazard Frères & Co. LLC—Miscellaneous” that appears on pages 101 and 102 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following sentence at the end of the second full paragraph on page 102:

Great Plains Energy and Lazard first reached an agreement on May 23, 2017 with respect Great Plains Energy paying Lazard an annual financial advisory fee.

11.	The section of the Joint Proxy Statement/Prospectus entitled “Opinions of Great Plains Energy’s Financial Advisors—Opinion of Lazard Frères & Co. LLC—Miscellaneous” that appears on pages 101 and 102 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following paragraph beneath the second full paragraph on page 102:

Except as described in this joint proxy statement/prospectus, the financial advisory business of Lazard has not otherwise received fees for providing services to Great Plains Energy or Westar Energy, or their respective affiliates, in the two years immediately preceding the date of this joint proxy statement/prospectus.

12.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Westar Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on page 113 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following sentence to the end of the first bulleted paragraph:

The discounted cash flow analyses reflected Westar Energy’s tax-affected cash flow attributes (including those related to net operating losses) to the extent such attributes were provided in the standalone Updated Financial Projections for Westar Energy.

13.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Westar Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on page 113 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following lines to the end of the second bulleted paragraph:

In calculating the estimated range of market-based weighted average cost of capital for Westar Energy, Guggenheim Securities used an illustrative weighted average of the estimated market-based cost of equity capital and pre-tax cost of debt based on a target debt to total market capitalization. To calculate the estimated market-based cost of equity capital, Guggenheim Securities utilized the Capital Asset Pricing Model and incorporated Guggenheim Securities’ then current estimates of an unlevered market beta range (based on a review of Westar Energy’s Bloomberg historical adjusted equity beta), a risk-free rate of return (based on the then-prevailing yield on the 20-year US Treasury bond) and a market risk premium range (based on the then-prevailing U.S. equity risk premium).

14.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Westar Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on page 113 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the third bullet on page 113 with the following:

In calculating Westar Energy’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of terminal enterprise value/trailing EBITDA multiples of 8.5x—10.5x. The illustrative terminal/continuing values implied by the foregoing terminal multiple reference ranges were between $11.199 billion and $13.834 billion with a midpoint of $12.517 billion. Such values were cross-checked for reasonableness by reference to the implied perpetual growth rates of Westar Energy’s terminal year normalized after-tax unlevered free cash flow. The implied perpetual growth rate reference range resulting from this analysis was 1.0 percent – 2.6 percent.

15.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Great Plains Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on pages 115 and 116 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following sentence to the end of the first bulleted paragraph on page 115:

The discounted cash flow analyses reflected Great Plains Energy’s tax-affected cash flow attributes (including those related to net operating losses) to the extent such attributes were provided in the standalone Updated Financial Projections for Great Plains Energy.

16.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Great Plains Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on pages 115 and 116 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following lines to the end of the second bulleted paragraph on page 115:

In calculating the estimated range of market-based weighted average cost of capital for Great Plains Energy, Guggenheim Securities used an illustrative weighted average of the estimated market-based cost of equity capital and pre-tax cost of debt based on a target debt to total market capitalization. To calculate the estimated market-based cost of equity capital, Guggenheim Securities utilized the Capital Asset Pricing Model and incorporated Guggenheim Securities’ then -current estimates of an unlevered market beta range (based on a review of Great Plains Energy’s Bloomberg historical adjusted equity beta), a risk-free rate of return (based on the then-prevailing yield on the 20-year US Treasury bond) and a market risk premium range (based on the then-prevailing U.S. equity risk premium).

17.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Great Plains Energy Stand-Alone Financial Analyses—Discounted Cash Flow Analyses” that appears on pages 115 and 116 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the first bullet on page 116 with the following:

In calculating Great Plains Energy’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of terminal enterprise value/trailing EBITDA multiples of 8.5x—10.5x. The illustrative terminal/continuing values implied by the foregoing terminal multiple reference ranges were between $9.277 billion and $11.459 billion with a midpoint of $10.368 billion. Such values were cross-checked for reasonableness by reference to the implied perpetual growth rates of Great Plains Energy’s terminal year normalized after-tax unlevered free cash flow. The implied perpetual growth rate reference range resulting from this analysis was 0.5 percent – 2.2 percent.

18.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Pro Forma Combined Company Financial Analyses—Discounted Cash Flow Analyses” that appears on page 117 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the first bullet with the following:

Guggenheim Securities based its discounted cash flow analysis of Monarch Energy on the Updated Financial Projections as provided by Westar Energy’s senior management and Great Plains Energy’s senior management, respectively. The discounted cash flow analyses reflected each of Westar Energy’s and Great Plains Energy’s tax-affected cash flow attributes (including those related to net operating losses) to the extent such attributes were provided in the standalone Updated Financial Projections for Westar Energy and Great Plains Energy, respectively.

19.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Pro Forma Combined Company Financial Analyses—Discounted Cash Flow Analyses” that appears on page 117 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the second bullet with the following:

Guggenheim Securities used a discount rate range of 4.25 percent—5.50 percent for Monarch Energy based on its estimate of the ranges for Westar Energy’s and Great Plains Energy’s respective market-based weighted average costs of capital.

20.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Pro Forma Combined Company Financial Analyses—Discounted Cash Flow Analyses” that appears on page 117 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the third bullet on page 117 with the following:

In calculating Monarch Energy’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative reference range of terminal enterprise value/trailing EBITDA multiples of 8.5x—10.5x. The illustrative terminal/continuing values implied by the foregoing terminal multiple reference ranges represent a range of between $20.518 billion and $25.346 billion with a midpoint of $22.932 billion without expected synergies, and a range of between $21.077 billion and $26.036 billion with a midpoint of $23.556 billion with expected synergies. Such values were cross-checked for reasonableness by reference to the implied perpetual growth rates of Westar Energy’s and Great Plains Energy’s respective terminal year normalized after-tax unlevered free cash flow. The implied perpetuity growth rate reference range resulting from this analysis was 0.6 percent – 2.5 percent without expected synergies, and 0.5 percent — 2.4 percent with expected synergies.

21.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Pro Forma Combined Company Financial Analyses—Selected Publicly Traded Companies Analysis” that appears on pages 117 and 118 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: add the following sentence to the end of the second bulleted paragraph on page 118:

Guggenheim Securities’ analysis did not include the effects of any synergies for purposes of performing this particular analysis.

22.	The section of the Joint Proxy Statement/Prospectus entitled “Opinion of Westar Energy’s Financial Advisor—Other Financial Reviews and Analyses Solely for Informational Reference Purposes—Westar Energy and Great Plains Energy Relative Contributions Analysis” that appears on page 118 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows, including the addition of the following chart:

Guggenheim Securities compared Westar Energy’s and Great Plains Energy’s relative contribution percentages to the following equity-related and enterprise-related items for the combined company (i.e., Monarch Energy): equity value utilizing average broker price targets of both Westar Energy and Great Plains Energy, book value of equity (as of March 31, 2017) and the combined company’s FY 2018E through FY 2020E average estimated unadjusted net income, adjusted net income, leverage-adjusted EBITDA and free cash flow (in each case as implied by the Great Plains Energy exchange ratio of 0.5981), relative to Westar Energy’s transaction ownership split of 52.5 percent (see the financial analysis summarized above under the caption “Implied Ownership Split and Exchange Ratio Analysis”). Guggenheim Securities adjusted EBITDA for each of Westar Energy’s and Great Plains Energy’s respective net debt balances and adjusted Great Plains Energy’s net income to account for the excess cash remaining on Great Plains Energy’s balance sheet. The results of Guggenheim Securities’ relative contribution analysis are summarized in the following table:

($ in billions)

Westar Energy and Great Plains Energy Contribution Analysis
Westar Energy’s Transaction Ownership Split		52.5%

Equity-Related and Enterprise-Related Item Contribution	Westar Energy Contribution	Great Plains Energy Contribution
Equity Value (based on average broker price targets)[1]	$7.150 (51.6%)	$6.706 (48.4%)
Book Equity (excluding Preferred Equity) (3/31/2017)[1]	$3.806 (42.0%)	$5.252 (58.0%)
Unadjusted Net Income (2018E – 2020E Average)[2]	$0.372 (55.9%)	$0.294 (44.1%)
Adjusted Net Income (2018E – 2020E Average)[1]	$0.372 (51.0%)	$0.357 (49.0%)
Leverage-Adjusted EBITDA (2018E – 2020E Average)[2]	49.0%	51.0%
Free Cash Flow (2018E – 2020E Average)[2]	$0.183 (31.1%)	$0.405 (68.9%)

[1]	Reflects $1.300 billion excess cash remaining on Great Plains Energy’s balance sheet.
[2]	Does not reflect $1.300 billion excess cash remaining on Great Plains Energy’s balance sheet.

23.	A new section is added to the Joint Proxy Statement/Prospectus immediately following the section entitled “Forward-Looking Financial Information—Great Plains Energy and Westar Energy Pro Forma Combined Forward-Looking Financial Information” that appears on page 123 of the Joint Proxy Statement/Prospectus as follows:

Additional Information Regarding Targeted Earnings Per Share and Dividend Growth

As described above, Great Plains Energy and Westar Energy jointly have disclosed certain assumptions used in connection with the development of the Great Plains Energy and Westar Energy pro forma combined forward-looking financial information, including with respect to targeted earnings per share growth and targeted dividend growth. The targeted earnings per share growth and targeted dividend growth that have been disclosed compare to similar metrics that were disclosed in connection with the proposed original merger as follows:

•	Targeted earnings per share growth of 6 percent to 8 percent through 2021 is based on Westar Energy’s actual 2016 earnings per share of $2.43. These targets are consistent with the EPS growth rate targeted in connection with the proposed original merger. The targets for the proposed original merger were based on Great Plains Energy being the accounting acquirer with a 2016 guidance range of earnings per share of $1.65 to $1.80 and a targeted 6 percent to 8 percent compounded annual growth rate through 2020 resulting in an implied targeted earnings per share range of $2.10 to $2.45 in 2020. The targets for the proposed merger of equals transaction are based on Westar Energy being the accounting acquirer with a 2016 actual earnings per share of $2.43 and a targeted 6 percent to 8 percent compounded annual growth rate through 2021 resulting in an implied targeted earnings per share range of $3.25 to $3.57 in 2021; and

•	Targeted dividend growth in line with EPS growth, targeting a 60 percent to 70 percent payout ratio. The targets for the proposed original merger were based on Great Plains Energy being the accounting acquirer with a 2015 annual dividend of $1.05 per share and a targeted 5 percent to 7 percent compounded annual growth rate through 2020 resulting in an implied targeted annual dividend of $1.34 to $1.47 per share and an implied targeted 60 percent to 64 percent payout ratio in 2020. The targets for the proposed merger of equals transaction are based on Westar Energy being the accounting acquirer with an annual dividend of $1.84 per share and a targeted 6 percent to 8 percent compounded annual growth rate through 2021 resulting in an implied targeted annual dividend of $2.19 to $2.32 and an implied targeted 65 percent to 67 percent payout ratio in 2021. The annual dividend of $1.84 per share is based on Great Plains Energy’s annual dividend of $1.10 per share divided by the exchange ratio of 0.5981 and is intended to keep Great Plains Energy shareholder dividends consistent with pre-merger dividends. The targets for the proposed merger of equals transaction have a slightly higher payout ratio supported by stronger free cash flows resulting from lower interest expense and preferred dividends that were associated with the initial transaction and are no longer required as part of the merger of equals transaction.

24.	The section of the Joint Proxy Statement/Prospectus entitled “Conditions to the Mergers—Conditions to Westar Energy’s Obligations” that appears on pages 169 and 170 of the Joint Proxy Statement/Prospectus is hereby supplemented as follows: replace the final bullet on page 170 with the following:

as of the effective time of the mergers, no shares of Great Plains Energy preference stock shall be outstanding, and Great Plains Energy must have not less than $1.25 billion in cash or cash equivalents on its balance sheet, excluding the proceeds of any indebtedness issued outside of the ordinary course of business (Great Plains Energy expects to have not less than $1.25 billion in cash or cash equivalents at the effective time of the mergers).

Forward-Looking Statements

Statements made in this filing that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy and Westar Energy, including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in the Joint Proxy Statement/Prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy filed with Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, Monarch Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-220465), which was declared effective by the SEC, Great Plains Energy and Westar Energy have each filed a definitive Joint Proxy Statement, which also constitutes a Prospectus of Monarch Energy, each of which is publicly available, and Great Plains Energy, Westar Energy and Monarch Energy have filed and may file other documents regarding the proposed transactions with the SEC. Great

Plains Energy and Westar Energy mailed the definitive Joint Proxy Statement/Prospectus in connection with the transactions to their respective shareholders on or about October 13, 2017. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR ENERGY, MONARCH ENERGY AND THE PROPOSED TRANSACTIONS. Investors can obtain free copies of the Registration Statement and definitive Joint Proxy Statement/Prospectus and other documents filed by Monarch Energy, Great Plains Energy and Westar Energy with the SEC at http://www.sec.gov, the SEC’s website. These documents filed by Great Plains Energy and Monarch Energy are also available free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings,” or by contacting Great Plains Energy’s Investor Relations Department at 1-800-245-5275. These documents filed by Westar Energy are also available free of charge from Westar Energy’s website (http://www.westarenergy.com) under the tab “Investors” and then under the heading “SEC Filings,” or by contacting Westar Energy’s Investor Relations Department at 785-575-8227.

Participants in Proxy Solicitation

Great Plains Energy, Westar Energy and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar Energy’s shareholders with respect to the proposed transactions. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on March 23, 2017. Information regarding the officers and directors of Westar Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on September 14, 2017. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the Registration Statement and definitive Joint Proxy Statement/Prospectus and other materials filed with SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President - Corporate Planning, Investor Relations and Treasurer

Date: November 16, 2017